Exhibit 5.1
To Coincheck Group N.V. (the "Issuer") Nieuwezijds Voorburgwal 162 1012 SJ Amsterdam The Netherlands

Date 2 January 2026		Casper Nagtegaal E casper.nagtegaal@debrauw.com T +31 20 577 1075 F +31 20 577 1775

Our ref.	M45777408/1/20784163

Re:	Legal opinion | Coincheck Group N.V.

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission
of ordinary shares in the capital of the Issuer

1INTRODUCTION
De Brauw Blackstone Westbroek N.V. ("De Brauw", "we", "us" and "our", as applicable) acts as Dutch legal adviser to the Issuer in connection with the Registration.
Certain terms used in this opinion are defined in Annex 1 (Definitions).
2DUTCH LAW
This opinion (including all terms used in it) is to be construed in accordance with Dutch law. It is limited to Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in effect on the date of this opinion and accordingly, we do not express any opinion on other matters such as (i) matters of fact, (ii) the commercial and non-legal aspects of the transactions and transaction documents contemplated by the Registration Statement, and (iii) the correctness of any representation or warranty included in the Registration Statement or in any other transaction document contemplated by the Registration Statement.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction ("overeenkomst van opdracht") with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.
Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

3SCOPE OF INQUIRY
We have examined, and relied upon the accuracy of the factual statements in, the following documents:
(a)A copy of the Registration Statement.
(b)A copy of:
(i)the Incorporation Deed;
(ii)the Deed of Conversion and Amendment of the Articles of Association;
(iii)the Articles of Association; and
(iv)the Trade Register Extract.
In addition, we have examined such documents, and performed such other investigations, as we considered necessary for the purpose of this opinion. Our examination has been limited to the text of the documents.
In addition, we have obtained the following confirmations on the date of this opinion:
(a)Confirmation by telephone from the Chamber of Commerce that, as far as the Trade Register is aware, the Trade Register Extract is up to date.
(b)Confirmation through https://data.europa.eu/data/datasets/consolidated-list-of-persons-groups-and-entities-subject-to-eu-financial-sanctions?locale=en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that the Issuer is not included on any Sanctions List.
(c)Confirmation through www.rechtspraak.nl, derived from the Insolvency Register (including from the segments for EU registrations and publications about public composition proceedings outside bankruptcy), that the Issuer is not registered as being subject to a Dutch Insolvency or foreign Insolvency Proceedings.
4ASSUMPTIONS
We have made the following assumptions:
(a)
(i)each copy document conforms to the original and each original is genuine and complete;

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(ii)each signature (including each Electronic Signature) is the genuine signature of the individual concerned;
(iii)each Electronic Signature is a qualified electronic signature or the signing method used for it is sufficiently reliable; and
(iv)the Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.
(b)In respect of the Conversion:
(i)the Incorporation Deed has been validly executed and the Issuer has been validly incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (at that time: Coincheck Group B.V.);
(ii)the Deed of Conversion and Amendment of the Articles of Association has been validly executed and the Issuer has been validly converted into a Dutch public limited liability company (naamloze vennootschap) as per the execution of the Deed of Conversion and Amendment of the Articles of Association; and
(iii)each step, resolution, action and/or (other) formality, which is required for the implementation of the Conversion has been validly taken or complied with and sufficed for the implementation of the Conversion.
(c)At the time of the issuance of any Registration Shares:
(i)Ordinary Shares will have been admitted for trading on a trading system outside the European Economic Area comparable to a regulated market or a multilateral trading facility as referred to in section 2:86c(1) of the Dutch Civil Code and (ii) no financial instruments issued by the Issuer (or depositary receipts for or otherwise representing such financial instruments) have been admitted to trading on a regulated market, multilateral trading facility or organised trading facility operating in the European Economic Area (and no request for admission of any such financial instruments to trading on any such trading venue has been made).
(ii)
(A)The issue by the Issuer of the Registered Securities will have been validly authorized and the Registered Securities will have been issued pursuant to resolutions validly passed by the corporate body (orgaan) of the Issuer duly authorized to do so;
(B)any pre-emption rights in respect of the issue of Registered Securities will have been observed or validly excluded;

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all in accordance with the Articles of Association at the time of authorization or of observance or exclusion.
(iii)The Issuer's authorized share capital will be sufficient to allow for the issuance.
(iv)The Registration Shares will have been:
(A)issued in the form and manner prescribed by the Articles of Association at the time of issuance; and
(B)otherwise offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).
(v)The nominal amount of the Registration Shares and any agreed share premium will have been validly paid.
(vi)The Issuer will not have (i) been dissolved (ontbonden), (ii) ceased to exist pursuant to a merger (fusie) or a division (splitsing), (iii) been converted (omgezet) into another legal form, either national or foreign, (iv) had its assets placed under administration (onder bewind gesteld), (v) been declared bankrupt (failliet verklaard), (vi) been granted a suspension of payments (surseance van betaling verleend), (vii) started or become subject to statutory proceedings for the restructuring of its debts (akkoordprocedure) or (viii) been made subject to similar proceedings in any jurisdiction or otherwise been limited in its power to dispose of its assets.
(vii)Any Registered Shares issued in connection with the conversion, exchange or exercise of other Registered Securities shall be issued pursuant to a valid conversion, exchange or exercise of such Registered Securities in accordance with their respective terms.
(viii)The Registered Securities, to the extent offered in the Netherlands, have been, and will be, offered in accordance with the Prospectus Regulation, the Offer Regulations and, where applicable, the PRIIPs Regulation.
5OPINION
Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4, we are of the following opinion:
(a)the Issuer has been incorporated, as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), and exists as a public limited liability company (naamloze vennootschap); and

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(b)when issued, the Registration Shares will have been validly issued and will be fully paid and nonassessable1.
6QUALIFICATIONS
(c)This opinion is subject to the following qualifications:
(a)This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or Preventive Restructuring Processes, (b) rules relating to foreign (i) insolvency proceedings (including foreign Insolvency Proceedings), (ii) arrangement or compromise of obligations or (iii) preventive restructuring frameworks, (c) other rules regulating conflicts between rights of creditors, or (d) intervention and other measures in relation to financial enterprises or their affiliated entities.
(b)
(i)An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.
(ii)A confirmation from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.
(c)We do not express any opinion on (i) tax matters, (ii) anti-trust, state-aid or competition laws, (iii) financial assistance, (iv) sanctions laws, (v) in rem matters, and (vi) any laws that we, having exercised customary professional diligence, could not be reasonably expected to recognise as being applicable to the Issuer, the transactions and/or the transaction documents contemplated by the Registration Statement.
7RELIANCE
(a)This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement.
(b)Each person accepting this opinion agrees, in so accepting, that:
(i)only De Brauw (and not any other person) will have any liability in connection with this opinion;
1 In this opinion, "nonassessable" – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

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(ii)the agreement in this paragraph 7 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them;
(iii)this opinion may be signed with an Electronic Signature. This has the same effect as if signed with a handwritten signature; and
(iv)this opinion (including the agreements in this paragraph 7) does not make the persons accepting this opinion clients of De Brauw.
(c)The Issuer may:
(i)file this opinion as an exhibit to the Registration Statement; and
(ii)refer to De Brauw giving this opinion under the caption “Legal Matters” in the Prospectus.
The previous sentence is no admittance from us that we are in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.
(signature page follows)

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Yours faithfully, De Brauw Blackstone Westbroek N.V.
/s/ Casper Nagtegaal
Casper Nagtegaal Notaris

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Annex 1 – Definitions
In this opinion:
"Articles of Association" means the articles of association of the Issuer as they read as from the Conversion, unless otherwise specified.
"Conversion" means the conversion whereby, as of 10 December 2024, the Issuer has been converted from a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) into a Dutch public limited liability company (naamloze vennootschap) and its articles of association have been amended in accordance with the Deed of Conversion and Amendment of the Articles of Association.
"De Brauw" means De Brauw Blackstone Westbroek N.V. and "we", "us" and "our" are to be construed accordingly.
"Debt Securities" means one or more series of:
(a)senior debt securities issuable by the Issuer pursuant to a senior debt indenture in substantially the form filed as Exhibit 4.6 to the Registration Statement;
(b)senior subordinated debt securities issuable by the Issuer pursuant to a senior subordinated debt indenture in substantially the form filed as Exhibit 4.6 to the Registration Statement;
(c)subordinated debt securities issuable by the Issuer pursuant to a subordinated debt indenture in substantially the form filed as Exhibit 4.6 to the Registration Statement; or
(d)convertible debt securities,
(e)in each case registered pursuant to the Registration Statement.
"Deed of Conversion and Amendment of the Articles of Association" means the Dutch notarial deed of conversion and amendment of the articles of association of the Issuer to implement the Conversion.
"Dutch Civil Code" means the Dutch civil code (Burgerlijk Wetboek).
"Dutch Insolvency" means bankruptcy (faillissement), suspension of payments (surseance van betaling) or restructuring proceedings outside bankruptcy (akkoordprocedures buiten faillissement).
"Dutch law" means the law directly applicable in the Netherlands.
"eIDAS Regulation" means the Regulation (EU) 910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market and repealing directive 1999/93/EC.

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"Electronic Signature" means any electronic signature (elektronische handtekening), any advanced electronic signature (geavanceerde elektronische handtekening) and any qualified electronic signature (elektronische gekwalificeerde handtekening) within the meaning of Article 3 of the eIDAS Regulation and Article 3:15a of the Dutch Civil Code.

"Incorporation Deed" means the deed of incorporation, dated as of 18 February 2022, pursuant to which the Issuer was incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), as provided by the Chamber of Commerce (Kamer van Koophandel).
"Insolvency Proceedings" means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).
"Insolvency Register" means (a) the Dutch online central insolvency register (Centraal Insolventieregister) and (b) the segment for EU registrations (EU-registraties) of the Dutch central insolvency register.
"Issuer" means (a) prior to the consummation of the Conversion, Coincheck Group B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), organized under Dutch law, with seat in Amsterdam, Trade Register number 85546283, and (b) from and after the consummation of the Conversion, Coincheck Group N.V., a public limited liability company (naamloze vennootschap) organized under Dutch law, with seat in Amsterdam, the Netherlands. Any references to the Issuer in this opinion shall be deemed to refer to clauses (a) or (b) as the context may require.
"Offer Regulations" means:
(a)Commission Delegated Regulation (EU) 2019/979 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council with regard to regulatory technical standards on key financial information in the summary of a prospectus, the publication and classification of prospectuses, advertisements for securities, supplements to a prospectus, and the notification portal, and repealing Commission Delegated Regulation (EU) No 382/2014 and Commission Delegated Regulation (EU) 2016/301;
(b)Commission Delegated Regulation (EU) 2019/980 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council as regards the format, content, scrutiny and approval of the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Commission Regulation (EC) No 809/2004;
(c)Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse;

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(d)Regulation (EC) No 1060/2009 of the European Parliament and the Council of 16 September 2009 on credit rating agencies to the extent applicable to the prospectus as included in the Registration Statement; and
(e)the Financial Markets Supervision Act (Wet op het financieel toezicht).
"Ordinary Shares" means ordinary shares (gewone aandelen) with a nominal value of EUR 0.01 in the capital of the Issuer.
"Preventive Restructuring Processes" means public and/or undisclosed preventive restructuring processes within the meaning of the Dutch Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord).
"PRIIPs Regulation" means Regulation (EU) No 1286/2014 of the European Parliament and of the Council of 26 November 2014 on key information documents for packaged retail and insurance-based investment products (PRIIPs).
"Prospectus" means the "Base Prospectus" as included in the Registration Statement.
(f)"Prospectus Regulation" means Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC.
(g)"Purchase Contracts" means one or more series of purchase contracts issuable by the Issuer and registered pursuant to the Registration Statement, for the purchase or sale of Debt Securities, equity securities or other securities as specified in the applicable prospectus supplement.
"Registration" means the registration of the Registration Shares with the SEC under the Securities Act.
"Registered Securities" means the Debt Securities, Units, Subscription Rights, Purchase Contracts and Warrants.
"Registration Shares" means:
(a)the Ordinary Shares registered with the SEC pursuant to the Registration Statement; and
(b)the Ordinary Shares issuable pursuant to the conversion, exchange or exercise of other Registered Securities.
"Registration Statement" means the registration statement on Form F-3 originally filed with the SEC on 2 January 2026, as subsequently amended and supplemented, under the Securities Act, in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).
"Sanctions List" means each of:

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(a)the consolidated list of persons, groups and entities subject to EU financial sanctions; and
(b)the National sanction list terrorism (Nationale sanctielijst terrorisme).
"SEC" means the U.S. Securities and Exchange Commission.
"Securities Act" means the U.S. Securities Act of 1933, as amended.
"Subscription Rights" means one or more series of subscription rights issuable by the Issuer and registered pursuant to the Registration Statement, for the purchase of Registered Securities as specified in the applicable prospectus supplement.
"the Netherlands" means the part of the Kingdom of the Netherlands located in Europe.
"Trade Register Extract" means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce (Kamer van Koophandel) and dated as of the date of this opinion.
"Units" means one or more series of units issuable by the Issuer and registered pursuant to the Registration Statement consisting of one or more Debt Securities, Registered Shares, Warrants, Subscription Rights, Purchase Contracts or any combination of such Registered Securities as specified in the applicable prospectus supplement.
"Warrants" means one or more series of warrants issuable by the Issuer registered pursuant to the Registration Statement for the purchase of Debt Securities, Registered Shares or other Registered Securities as specified in the applicable prospectus supplement, excluding Public Warrants and Private Warrants as defined in the "Selling Securityholder Prospectus" of the Registration Statement.

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